SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 27, 2003

                  Charter Municipal Mortgage Acceptance Company
                  ---------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                    --------
                 (State or other Jurisdiction of Incorporation)


        1-13237                                         13-3949418
       ---------                                       ------------
(Commission File Number)                    (IRS Employer Identification Number)


                     625 Madison Avenue, New York, NY 10022
                     --------------------------------------
                    (Address of Principal Executive Offices)

               Registrant's telephone number, including area code:
                                 (212) 421-5333

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

Item 9. Regulation FD Disclosure
        ------------------------

     For the quarter and year ended December 31, 2002, Charter Municipal Mortgage Acceptance Company ("CharterMac") hereby makes available its earnings press release that was released today, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. CharterMac released this press release on the Business Wire this morning and is posting a copy of this press release on its web page at www.chartermac.com.

     The information included in this Current Report on Form 8-K (including the exhibit hereto) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This Report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

(a).    Financial Statements
        --------------------

        Not Applicable

(b).    Pro Forma Financial Information
        -------------------------------

        Not Applicable

(c).    Exhibits
        --------

        99.1 Press Release dated February 27, 2003, "Charter Municipal Mortgage Acceptance Company Reports Fourth Quarter and Year-End Financial Results; 9.6% Increase in Cash Available for Distribution Per Common Share".

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   Charter Municipal Mortgage Acceptance Company

                                   (Registrant)



                                   BY: /s/ Stuart J. Boesky
                                       --------------------
                                       Stuart J. Boesky
                                       President

February 27, 2003

        EXHIBIT 99.1

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             REPORTS FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS;
        9.6% INCREASE IN CASH AVAILABLE FOR DISTRIBUTION PER COMMON SHARE

New York, NY - February 27, 2003 - Charter Municipal Mortgage Acceptance Company ("CharterMac" or the "Company") (AMEX: CHC) today announced financial results for its fourth quarter and year ended December 31, 2002.

"CharterMac's financial performance remained extremely solid in 2002, having grown our Cash Available for Distribution ("CAD") per share applicable to shareholders by approximately 9.6% over 2001," commented Stuart Boesky, President and Chief Executive Officer of CharterMac. "2002 was a year in which the fundamentals of the affordable multifamily market remained strong, our core business thrived, and our portfolio of revenue bonds continued to perform well. In addition to providing over $1.2 billion of financing for multifamily housing, we continued to diversify our revenue sources through the participation in a credit enhancement transaction. We were extremely pleased to have concluded the year with the announcement of the proposed acquisition of Related Capital Company, which will enable us to internalize management and will create one of the largest multifamily finance platforms in the nation."

Financial Highlights
--------------------

For the three and twelve months ended December 31, 2002, CharterMac's CAD applicable to shareholders, a measure of dividend paying capability, was approximately $16.4 million and $63.5 million, respectively. CharterMac's 2002 CAD results represent increases of approximately 27.1% and 51.9%, as compared with approximately $12.9 million and $41.8 million for the three and twelve months ended December 31, 2001, respectively. On a diluted per share basis, CAD applicable to shareholders was $0.37 and $1.49 for the three and twelve months ended December 31, 2002, respectively, representing an increase of approximately 9.6% compared to the twelve months ended December 31, 2001.

For the three and twelve months ended December 31, 2002, CharterMac had net income applicable to shareholders of approximately $13.3 million and $56.3 million, respectively. CharterMac's net income applicable to shareholders for the three and twelve months ended December 31, 2002, represent increases of approximately 35.6% and 60.8%, as compared to net income applicable to shareholders of approximately $9.8 million and $35.0 million for the three and twelve months ended December 31, 2001, respectively. On a diluted per share basis, net income applicable to shareholders was $0.30 and $1.32 for the three and twelve months ended December 31, 2002, representing increases of approximately 7.1% and 15.8% compared to the three and twelve months ended December 31, 2001, respectively. For the three and twelve months ended December 31, 2002, CharterMac had total revenues of approximately $31.5 million and $116.4 million. CharterMac's total revenues for the three and twelve months ended December 31, 2002, represent increases of approximately 50.1% and 56.0% compared to total revenues of approximately $21.0 million and $74.6 million for the three and twelve months ended December 31, 2001, respectively.

Distribution Highlights
-----------------------

CharterMac increased its quarterly distribution twice during 2002, resulting in a total annual distribution increase of approximately 6.7%. CharterMac's present quarterly dividend on an annualized basis is $1.28 per share, which represents a 7.26% yield based upon the $17.62 per share closing price on February 26, 2003. For the year ended December 31, 2002, CharterMac estimates that approximately 96% of its distributions to common shareholders were federally tax-exempt, resulting in a taxable equivalent yield of approximately 11.65% for a shareholder in a 38.6% tax bracket.

Revenue Bond Investments
------------------------

During the three months ended December 31, 2002, CharterMac acquired 23 tax-exempt revenue bonds and three taxable revenue bonds. In addition to the revenue bonds, CharterMac originated three forward funding commitments and funded three revenue bonds previously acquired for financings totaling approximately $224 million in bond par value. These financings were secured by

19 affordable multifamily housing properties aggregating 3,783 units. For the twelve months ended December 31, 2002, CharterMac originated, acquired, or financed revenue bonds aggregating approximately $503 million in bond par value, secured by over 9,500 units of multifamily housing, representing an approximate 70% increase over the face amount of the revenue bonds acquired in 2001.

As of December 31, 2002, CharterMac had direct and indirect ownership interests in 210 taxable and tax-exempt first mortgage revenue bonds and tax-exempt subordinate revenue bonds with a fair value of approximately $1.6 billion, secured by mortgages on over 32,500 multifamily housing units in 25 states and the District of Columbia. The tax-exempt first mortgage revenue bonds had a weighted average interest rate of 7.17%, a weighted average maturity of 33 years, and a weighted average pre-payment lockout of 12 years.

PW Funding Inc.
---------------

For the three months ended December 31, 2002, PW Funding Inc. ("PWF"), CharterMac's subsidiary, originated approximately $260.5 million of loans on behalf of Fannie Mae, Freddie Mac, and the Federal Housing Authority, as well as banks and insurance companies. Total loan originations for the twelve months ended December 31, 2002, were approximately $698.9 million. As of December 31, 2002, PWF serviced a loan portfolio of $3.2 billion.

Commenting on PWF's origination activity, Mr. Boesky stated, "PWF's first year as a subsidiary of CharterMac was very successful. A highlight of PWF's origination volume in 2002 was that 81% of PWF's originations represented new loans as opposed to portfolio refinancings. This added approximately $564 million of new servicing to its loan portfolio. Another bright spot in PWF's originations for 2002 was its increased originations in affordable multifamily housing, a fact we attribute to the synergies that are continuing to be realized between PWF, CharterMac, and Related Capital."

Guaranteed Tax Credit Transaction
---------------------------------

In July 2002, CharterMac, taking advantage of the Company's industry expertise, announced that it had participated in a transaction to guarantee tax benefits to an investor in a partnership designed to generate low-income housing tax credits ("LIHTC"). As part of the transaction, CharterMac agreed to back an "AA-" rated financial institution's obligation to guarantee an agreed upon internal rate of return ("IRR") to the investor in Related Capital Guaranteed Corporate Partners II, L.P. The transaction was structured as two separate guarantees, one primarily guaranteeing the IRR through the lease-up phase of the properties and the other guaranteeing the IRR through the operating phase of the properties. This transaction, which was immediately accretive to CAD, was another example of CharterMac's ability to diversify its revenue sources through creative and well-structured transactions.

Capital Markets Highlights
--------------------------

"During 2002, CharterMac continued to demonstrate a consistent ability to access the capital markets at favorable pricing, accessing the equity capital markets four times during the course of the year and issuing over $178.6 million in common and preferred equity to retail and institutional investors," said Stuart Rothstein, Chief Financial Officer of CharterMac.

In addition, CharterMac issued approximately $130 million of debt in 2002 through both its Private Label Tender Option Program and through the Merrill Lynch P-FLOATsSM/RITESSM Program. CharterMac continued to benefit from the low interest rate environment and enjoyed an average annual cost of debt for 2002 of approximately 2.4% before the effects of hedging.

Acquisition of Related Capital Company
--------------------------------------

In December 2002, nearly a year after forming a Special Committee of the Board of Trustees to explore strategic alternatives for managing the Company, CharterMac announced that it had entered into an agreement to acquire 100% of the ownership interests of Related Capital Company ("RCC") and substantially all of the businesses operated by RCC, one of the nation's leading full-service financial services providers for the multifamily housing industry. The acquisition will enable CharterMac to terminate its outside management agreement with Related Charter, LP (the "Manager"), an affiliate of RCC, and to internalize management.

CharterMac's Board of Trustees and management believe that the acquisition and the internalization of management will enhance shareholder value through: (i) the diversification of the Company's revenue sources; (ii) the elimination of perceived conflicts of interest; (iii) the expansion of access to capital; (iv) the creation of a more efficient cost structure for future growth; and (v) the further alignment of interests of management and shareholders.

The acquisition, together with other related proposals to amend CharterMac's trust agreement and its share option plan in connection with the acquisition, are subject to approval by CharterMac's common shareholders, as well as other customary closing conditions. The complete terms of the proposed acquisition and an opinion from Dresdner Kleinwort Wasserstein, the Special Committee's financial advisor, will be set forth in the proxy statement to be mailed to shareholders following any required regulatory review. The transaction will be voted upon by CharterMac shareholders at a special shareholder meeting.

Management Conference Call
--------------------------

Management will conduct a conference call today to review the Company's fourth quarter and year-end financial results for the period ended December 31, 2002. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 967-7185. For interested individuals unable to join the conference call, a replay of the call will be available through Thursday, March 6, 2003, at (888) 203-1112 (Passcode 613323) or on our website, www.chartermac.com, through Thursday, March 13, 2003.

Supplemental Financial Information
----------------------------------

For  more  detailed  financial  information,   please  access  the  Supplemental
Financial Package, which is available in the Investor Relations section of the CharterMac website at www.chartermac.com.

About the Company
-----------------

CharterMac is one of the nation's leading full-service multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country. CharterMac's current revenue bond portfolio includes direct and indirect interests in revenue bonds secured by approximately 32,500 units of multifamily housing in 25 states and the District of Columbia.

For more information, please visit CharterMac's website at www.chartermac.com or contact the Shareholder Services Department directly at (800) 831-4826.

         CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                                   December 31,
                                                            ---------------------------
                                                                2002            2001
                                                            ------------    -----------
                                     ASSETS

Revenue Bonds-at fair value                                 $  1,579,990    $ 1,137,715
Investment in ARCap                                               19,054         18,950
Guaranteed investment contracts                                   19,642         18,406
Temporary investments                                              5,400             --
Mortgage servicing rights                                         35,595         33,708
Cash and cash equivalents                                         55,227        105,364
Cash and cash equivalents-restricted                               5,257          4,670
Interest receivable, net                                           9,020          6,458
Promissory notes and mortgages receivable                         53,278         45,022
Deferred costs, net                                               46,277         34,666
Goodwill, net                                                      4,793          9,842
Other intangible assets, net                                      11,316          3,154
Other assets                                                       6,003          3,104
                                                            ------------    -----------

Total assets                                                $  1,850,852    $ 1,421,059
                                                            ============    ===========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Financing arrangements                                    $    671,659    $   541,796
  Notes payable                                                   68,556         56,586
  Interest rate derivatives                                        5,504          2,958
  Accounts payable, accrued expenses and other liabilities        12,737         13,820
  Deferred Income                                                  6,582          2,870
  Due to Manager and Affiliates                                    4,126          2,266
  Due to FNMA                                                     19,642         18,406
  Distributions payable to preferred shareholders
   of subsidiary                                                   4,724          3,693
  Deferred tax liability                                          10,790         10,251
  Distributions payable to convertible CRA shareholders            1,125            565
  Distributions payable to common shareholders                    13,171         10,448
                                                            ------------    -----------

Total liabilities                                                818,616        663,659
                                                            ------------    -----------

Preferred shares of subsidiary (subject to mandatory
  repurchase)                                                    273,500        218,500
                                                            ------------    -----------

Minority interest in consolidated subsidiary                       4,822          3,652
                                                            ------------    -----------
Commitments and contingencies

Shareholders' equity:
  Beneficial owners' equity - Convertible CRA
   shareholders (3,835,002 and 1,882,364 shares, issued
   and outstanding in 2002 and 2001 respectively)                 58,198         25,522
  Beneficial owner's equity-manager                                1,125          1,069
  Beneficial owners' equity-other common shareholders
   (100,000,000 shares authorized; 41,168,618 issued and
   41,160,218 outstanding and 34,834,308 issued and
   34,825,908 outstanding in 2002 and 2001, respectively)        604,860        511,456
  Treasury shares of beneficial interest (8,400 shares)             (103)          (103)
  Accumulated other comprehensive income (loss)                   89,834         (2,696)
                                                            ------------    -----------

Total shareholders' equity                                       753,914        535,248
                                                            ------------    -----------

Total liabilities and shareholders' equity                  $  1,850,852    $ 1,421,059
                                                            ============    ===========

         CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands except per share amounts)

                                                 Three Months Ended             Twelve Months Ended
                                            ----------------------------    ----------------------------
                                              12/31/02        12/31/01        12/31/02        12/31/01
                                            ------------    ------------    ------------    ------------
Revenues:
  Interest income:
   Revenue Bonds                            $     24,917    $     19,980    $     92,681    $     71,500
   Temporary investments                             195             393           1,293           1,279
   Promissory notes                                  220             525             709           1,184
  Mortgage banking fees                            2,066              --           5,710              --
  Mortgage servicing fees                          2,059              --           7,971              --
  Other income                                     2,009              71           8,049             662
                                            ------------    ------------    ------------    ------------

   Total revenues                                 31,466          20,969         116,413          74,625
                                            ------------    ------------    ------------    ------------

Expenses:
  Interest expense                                 4,968           3,327          15,823          13,641
  Recurring fees relating to the Private
   Label Tender Option Program                       892             733           3,181           2,491
  Bond servicing                                   1,011             699           3,530           2,454
  General and administrative                       5,258             759          20,976           2,755
  Amortization                                     2,867             243           8,891             865
  Loss on impairment of assets                        --              --             532             400
                                            ------------    ------------    ------------    ------------

   Total expenses                                 14,996           5,761          52,933          22,606
                                            ------------    ------------    ------------    ------------

Income before gain (loss) on repayment
  of Revenue Bonds, sale of loans and
  equity in earnings of ARCap                     16,470          15,208          63,480          52,019

Equity in earnings of ARCap                          554             456           2,219             456

Gain on sales of loans                             2,812              --          10,683              --
Gain (loss) on repayment of Revenue Bonds            (94)         (1,013)          3,885            (912)
                                            ------------    ------------    ------------    ------------

Income before allocation to preferred
  shareholders of subsidiary and
  minority interest                               19,742          14,651          80,267          51,563

Income allocated to minority interest               (119)             --            (496)             --

Income allocated to preferred
  shareholders of subsidiary                      (4,725)         (3,693)        (17,266)        (12,578)
                                            ------------    ------------    ------------    ------------

Income before provision for income taxes          14,898          10,958          62,505          38,985

Provision for income taxes                          (302)             --          (1,284)             --
                                            ------------    ------------    ------------    ------------

   Net income                               $     14,596    $     10,958    $     61,221    $     38,985
                                            ============    ============    ============    ============

Allocation of net income to:

  Special distribution to Manager           $      1,250    $      1,028    $      4,872    $      3,621
                                            ============    ============    ============    ============
  Manager                                   $         13    $         99    $         56    $        354
                                            ============    ============    ============    ============
  Common shareholders                       $     12,256    $      8,995    $     52,911    $     32,559
  Convertible CRA Shareholders                     1,077             835           3,382           2,452
                                            ------------    ------------    ------------    ------------
   Total for shareholders                   $     13,333    $      9,830    $     56,293    $     35,011
                                            ============    ============    ============    ============
Net income per share:

  Basic                                     $       0.30    $       0.28    $       1.32    $       1.14
                                            ============    ============    ============    ============
  Diluted                                   $       0.30    $       0.28    $       1.32    $       1.14
                                            ============    ============    ============    ============

Weighted average shares
  outstanding:

   Basic                                      44,676,079      35,113,134      42,697,195      30,782,161
                                            ============    ============    ============    ============
   Diluted                                    44,752,197      35,174,365      42,768,139      30,837,340
                                            ============    ============    ============    ============

  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES CALCULATION OF
                         CASH AVAILABLE FOR DISTRIBUTION
                 (Dollars in thousands except per share amounts)

                                             Three Months Ended              Twelve Months Ended
                                        ----------------------------    ----------------------------
                                          12/31/02        12/31/01        12/31/02        12/31/01
                                        ------------    ------------    ------------    ------------

Sources of cash
  Revenue bonds                         $     24,917    $     19,980    $     92,681    $     71,500
  Temporary investments                          195             393           1,293           1,279
  Promissory notes                               220             525             709           1,184
  Equity in earnings of ARCap                    554             456           2,219             456
  Other                                        2,009              71           8,049             662
  PWF Gains on Sale of Loans                     214              --           1,596              --
  Mortgage servicing fees                      2,059              --           7,971              --
  Mortgage banking fees                        2,066              --           5,710              --
  CAD Adjustments                              2,035           1,677           8,436           4,299
                                        ------------    ------------    ------------    ------------

Total sources of cash                         34,271          23,102         128,664          79,380
                                        ------------    ------------    ------------    ------------
Uses of cash

Total expenses                                14,996           5,761          52,933          22,606
  Income allocated to Preferred
   Shareholders of Subsidiaries                4,725           3,693          17,266          12,578
  CAD tax adjustment                              --              --             558              --
Less:
  Amortization included in expenses           (2,867)           (243)         (8,891)           (865)
  Non-cash compensation                         (176)             --            (674)             --
  Loss on impairment of revenue bonds             --              --            (532)           (400)
  Compensation cost - stock options              (12)             --            (383)             --
                                        ------------    ------------    ------------    ------------

Total Uses of Cash                            16,666           9,211          60,277          33,919
                                        ------------    ------------    ------------    ------------

Cash Available for Distribution (A)           17,605          13,891          68,387          45,461


Less: Distributions to Manager                (1,250)         (1,028)         (4,872)         (3,621)
                                        ------------    ------------    ------------    ------------

Cash Available for Distributions to
  Common and CRA Shareholders (CAD)     $     16,355    $     12,863    $     63,515    $     41,840
                                        ============    ============    ============    ============

Weighted Average Shares (Basic)           44,676,079      35,113,134      42,697,195      30,782,161
                                        ============    ============    ============    ============
Weighted Average Shares (Diluted)         44,752,197      35,174,365      42,768,139      30,837,340
                                        ============    ============    ============    ============

CAD per Share (Basic)                   $       0.37    $       0.37    $       1.49    $       1.36
                                        ============    ============    ============    ============
CAD per Share (Diluted)                 $       0.37    $       0.37    $       1.49    $       1.36
                                        ============    ============    ============    ============

Reconciliation of Net Income to Cash Available for Distribution (CAD)

                                             Three Months Ended              Twelve Months Ended
                                        ----------------------------    ----------------------------
                                          12/31/02        12/31/01        12/31/02        12/31/01
                                        ------------    ------------    ------------    ------------

Net Income allocated to Shareholders    $     13,333   $       9,830    $     56,293    $     35,011
Revenues - Amortization                          866             419           2,413           1,488
LIHTC guarantee fee                             (684)             --           2,279              --
Construction servicing fee                       698           1,146           1,714           1,671
Forward commitment fees                          900              --             900              --
Straight line yield                              220             265           1,191             971
Expenses - Amortization                        2,867             242           8,891             865
Loss on impairment of revenue bond                --              --             532             400
Gain on sales of loans                        (2,504)          1,013         (12,972)            877
Tax adjustment                                   302              --             726              --
Minority interest                                119              --             496              --
Other, net                                       240             (52)          1,052             522
                                        ------------    ------------    ------------    ------------
CAD to Common and CRA Shareholders      $     16,355    $     12,863    $     63,515    $     41,805
                                        ============    ============    ============    ============

(A) CAD represents net income (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains and losses or sales of loans or repayment of revenue bonds, impairment losses and the effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates, plus depreciation and amortization, plus cash fees received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as credit enhancement and yield guarantees.

There is no generally accepted methodology for computing CAD, and the Company's computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.

Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private
Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

With respect to the proposed transaction described above under the heading "Acquisition of Related Capital Company", you should review the risk factors contained in CharterMac's public filings and in the proxy materials that will be filed and distributed to shareholders in connection with the approval of the proposed acquisition for a discussion of the risks related to the proposed acquisition and the ownership of CharterMac's common shares.

Important additional information will be filed with the SEC
-----------------------------------------------------------

CharterMac will be filing with the SEC and mailing to shareholders a proxy statement in connection with the proposed transaction described above under the heading "Acquisition of Related Capital Company". Investors and security holders are urged to read the proxy statement because it will contain important information. The proxy statement and other documents filed by CharterMac with the SEC may be obtained when they become available free of charge at the SEC's website (http://www.sec.gov), or from CharterMac by contacting the Shareholder Services Department directly at (800) 831-4826.

CharterMac, and its trustees and officers, and Related Capital Company, and its principals and officers, may be deemed to be "participants" in the solicitation of proxies from CharterMac shareholders in connection with the acquisition. These potential participants have interests in the acquisition, some of which could differ from those of CharterMac's shareholders generally. Information about the executive trustees and officers of CharterMac and Related Capital Company, including such individuals' ownership of CharterMac, is contained in CharterMac's Form 10-K for the year ended December 31, 2001, and in the proxy statement for CharterMac's 2002 annual meeting of shareholders, each of which is available at the SEC website listed above. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the proxy statement when it becomes available.